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                                                                    EXHIBIT 31.1


                                  CERTIFICATION


         I, Anthony J. Santilli, President, Chief Executive Officer and Chief Operating Officer of American Business Financial Services, Inc., certify that:

         1. I have reviewed this Form 10-K/A (Amendment No. 2) of American Business Financial Services, Inc.;

         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered in this report; and

         3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.



Date: December 2, 2004
                                             /s/ Anthony J. Santilli
                                             ----------------------------------
                                             Anthony J. Santilli
                                             President, Chief Executive Officer
                                             and Chief Operating Officer
                                             (Principal Executive Officer)